Exhibit 5.1

February 8, 2007

Ms. Leah Balderson, President
Reel Estate Services, Inc.
103 – 1575 W 10th Avenue
Vancouver, B.C. Canada  V6J 5L1

Re:       Legal Opinion Pursuant to SEC Form SB-2
            Registration Statement – Reel Estate Services, Inc.

Dear Ms. Balderson:

            At your request, we are rendering this opinion in connection with a proposed sale by 31 individual shareholders (the "Selling Shareholders"), of Reel Estate Services, Inc. (the "Company") of up to 1,650,000 shares of common stock, $.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2.

            I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

            Pursuant to §228.601 (Item 601) of Regulation S-B, I make the following opinion on the legality of the securities being registered.   Based on such examination and the applicable laws of the State of Nevada, I am of the opinion that 1,650,000 shares of Common Stock to be sold by the Selling Shareholders are duly authorized shares of Common Stock which have been legally issued, fully paid and non-assessable.   I am also of the opinion that the Shares, when sold after the effectiveness of the Registration Statement, will be validly issued, fully paid and non-assessable.

               I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the

Ms. Leah Balderson
February 7, 2007

category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

              Regards,                                                BATCHER ZARCONE & BAKER, LLP

                                                                                      / s / Karen A. Batcher

                                                                            Karen A. Batcher, Esq.